SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2025

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 16, 2025, President and CEO of the Company, David S. Silverman, age 64, informed the Board of Directors of his intention to retire from the Company during 2026. Accordingly, the Board will conduct a comprehensive search for Mr. Silverman's successor which includes the creation of a subcommittee of independent directors from the Company's Nominating and Governance Committee. That subcommittee is expected be appointed at the next meeting of the Board, to be held on May 21, 2025, immediately following the annual meeting of shareholders. The search process will include consideration of both internal and external candidates.

Mr. Silverman has served in various capacities during his 39 years with the Company and its wholly-owned subsidiary, Union Bank, including as President and CEO of both entities since 2012. To help ensure a smooth transition, Mr. Silverman will continue to serve as President and Chief Executive Officer until his successor is named and a transition period is completed. It is also expected that he will remain on the Boards of Directors of the Company and Union Bank after appointment of his successor.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

May 19, 2025	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

May 19, 2025	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

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